UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 16, 2006

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 80th Street, Kenosha, Wisconsin 53143
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (262) 656-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

1.	On February 16, 2006, the Organization and Executive Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Snap-on Incorporated (the “Company”) determined the amount of bonuses payable for 2005 performance to the executive officers of the Company (except for the Chairman, President and Chief Executive Officer) under the Company’s 2001 Incentive Stock and Awards Plan (the “Plan”). The Board determined the amount of bonuses payable for 2005 performance to the Company’s Chairman, President and Chief Executive Officer.

The performance objectives for 2005 bonuses were established by the Committee, and by the Board in the case of the Chairman, President and Chief Executive Officer, in February 2005. For 2005, amounts paid to the executive officers were based on corporate operating income and working investment as a percentage of net sales. These same financial measures for a segment, or a combination of segments, were included when appropriate. In addition, a portion of the annual incentive is for strategic business drivers. Inclusion of these strategic business drivers provide the Company and individual with the flexibility to focus on measurable objectives that may not be quantitative in nature but are critical to each operation. Based on the Committee’s assessment of 2005 performance, and the Board’s assessment in the case of the Chairman, President and CEO, the current named executive officers of the Company that were listed in the Company’s 2005 Proxy Statement (the “NEOs”), will each receive the following 2005 bonus payable in February 2006.

Named Executive Officer	Amount of 2005 Bonus
Jack D. Michaels	$678,280
Alan T. Biland	$268,642
Martin M. Ellen	$257,959
Nicholas T. Pinchuk	$399,198

2.	The Committee also established objectives for 2006 bonuses payable in 2007 under the Plan to the Company’s executive officers (except for the Chairman, President and Chief Executive Officer). The Board of Directors established the objectives for 2006 bonuses payable in 2007 under the Plan for the Chairman, President and Chief Executive Officer. The objectives for 2006 are based on corporate operating income and working investment as a percentage of net sales. These same financial measures for a segment, or a combination of segments, are included when appropriate. In addition, a portion of the annual incentive is for strategic business drivers. Performance measures for purposes of the award are weighted for each executive officer. Precise percentages for each executive officer vary.

3.	The Committee also authorized the payment of awards to certain executive officers under previously approved long term incentive plans.

The 2003 long term incentive plan offered participants the opportunity to earn performance shares and performance units based upon cumulative performance relative to revenue growth and return on net assets employed before interest and taxes goals for fiscal years 2003, 2004 and 2005. Based upon the Company’s performance, the Committee determined that none of the award was earned.

The 2004 long term incentive plan offered participants the opportunity to earn performance shares and performance units based upon cumulative performance relative to operating margin and working investment goals for fiscal years 2004 and 2005. Based upon the Company’s performance, the Committee determined that 25% of the performance shares were earned and none of the performance units were earned. The NEOs earned the amounts set forth below. Mr. Michaels was not a participant in the 2004 long term incentive plan.

Named Executive Officer	Number of Performance Shares
Alan T. Biland	2,125
Martin M. Ellen	6,250
Nicholas T. Pinchuk	6,125

4.	The Committee, and the Board in the case of the Chairman, President and Chief Executive Officer, also approved (i) grants of non-qualified stock options to be issued with an effective date of February 16, 2006 and (ii) a long term incentive plan consisting of performance based restricted shares and performance units, to the Company’s executive officers as set forth below. The stock options will vest at the rate of one-half on the first anniversary of the effective date of the grant and one-half on the second anniversary of the effective date of the grant. Vesting of the performance based restricted shares at the end of the measurement period will be dependent upon the Company’s performance relative to revenue growth and return on net assets employed before interest and taxes for fiscal years 2006, 2007 and 2008. For performance between the threshold and target levels, the participant will receive restricted shares. For performance above the target level, the participant will receive performance units. Each performance unit represents the right to receive in cash $39.35, which was the fair market value of a share of our Common Stock on February 16, 2006.

Name	Number of Stock Options	Number of Performance Based Restricted Shares
Jack D. Michaels	110,000	60,000
Alan T. Biland	42,000	24,000
Martin M. Ellen	42,000	24,000
Nicholas T. Pinchuk	42,000	24,000

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED
Date: February 22, 2006	By: /s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer

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